Exhibit 99.1

Tower Group, Inc. Reports Strong Third Quarter 2009 Operating Results

NEW YORK--(BUSINESS WIRE)--November 5, 2009--Tower Group, Inc. (NASDAQ: TWGP) today reported net income of $30 million and diluted earnings per share of $0.74 for the third quarter 2009. Operating income(1) and operating earnings per share(1) were $30.2 million and $0.74, respectively, for the third quarter of 2009.

Key Highlights (all percentage increases compare the third quarter 2009 results to the results for the same period in 2008 except as noted otherwise):

  Gross premiums written and produced(2) increased by 39.4% to $283 million.
  Net investment income increased by 165.9% to $21.7 million.
  Brokerage Insurance (formerly Tower managed business):
    Gross premiums written and produced increased by 25.8% to $205.6 million.
    Net combined ratio was 87.6% versus 80.5% in the prior year third quarter.
  Specialty Business (formerly CastlePoint managed business):
    Gross premiums written increased by 95.4% to $77.3 million.
    Net combined ratio was 83.6% versus 87.4% in the prior year third quarter.
  Book value per share increased 8.6% during the quarter to $22.72 at September 30, 2009 versus $20.93 at June 30, 2009. Year to date, book value per share increased by 58.2% from $14.36 at December 31, 2008.
  During the quarter, the investment portfolio had net unrealized gains of $67.1 million before taxes.

Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc., stated, “We are pleased to report another strong quarter of record premium volume, operating income and book value. Primarily due to the CastlePoint and Hermitage acquisitions completed this year, we were able to significantly increase our premium volume over the same period last year while maintaining our underwriting profitability. We were also able to achieve meaningful organic growth through continued expansion of our specialty business and brokerage business outside the Northeast. We were also pleased with the growth in our book value as a result of the significant recovery in our investment portfolio that resulted in pre-tax net unrealized gains of $67 million during the quarter. Finally, we announced a renewal rights transaction involving small workers compensation business in Florida shortly after the quarter, which we believe will allow us to continue to profitably expand our business in the Southeast region.”

Financial Summary ($ in thousands, except per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Gross premiums written	$282,800	$157,207	$743,485	$458,282
Premiums produced by managing general agency	318	46,616	11,526	106,006
Net premiums written	258,648	114,615	680,730	265,595
Total commission and fee income	8,074	37,008	34,118	104,189
Net investment income	21,733	8,174	53,683	26,335
Net realized gains (losses) on investments	2,555	(2,684)	2,325	(9,280)

Total revenues	256,340	130,747	711,645	348,037
Gain on CastlePoint shares	-	-	7,388	-
Net income	29,978	16,716	78,582	41,739
Earnings per share—Basic	$0.74	$0.72	$2.05	$1.79
Earnings per share—Diluted	$0.74	$0.71	$2.04	$1.78
Return on average equity	13.6%	20.9%	16.3%	17.7%

Combined Brokerage and Specialty Segments
Net premiums earned	223,978	88,250	621,519	226,793
Net loss ratio	54.0%	49.8%	53.2%	52.1%
Net expense ratio	32.7%	31.2%	32.7%	30.3%

Brokerage Insurance Segment
Net premiums earned	173,852	82,596	474,715	215,598
Net loss ratio	54.0%	49.3%	52.6%	51.8%
Net expense ratio	33.6%	31.3%	33.5%	30.3%

Specialty Business Segment
Net premiums earned	50,127	5,653	146,804	11,195
Net loss ratio	53.8%	56.8%	55.5%	57.5%
Net expense ratio	29.7%	30.6%	30.0%	30.4%

Reconciliation of non-GAAP financial measures:
Net income	29,978	16,716	78,582	41,739
Net realized gains (losses) on investments, net of tax	1,661	(1,745)	1,511	(6,032)
Acquisition-related transaction costs, net of tax (3)	(1,853)	-	(10,909)	-
Operating income	30,170	18,461	87,980	47,771
Operating EPS and ROE:
Earnings per share—Basic	$0.75	$0.79	$2.30	$2.05
Earnings per share—Diluted	$0.74	$0.79	$2.29	$2.03
Return on average equity	13.7%	23.1%	18.3%	20.3%

Gross premiums written increased to $282.8 million in the third quarter of 2009, a 79.9% increase compared to the third quarter of 2008.

Total revenues increased 96.1% to $256.3 million in the third quarter of 2009 compared to $130.7 million in the prior year's third quarter. Net premiums earned represented 87.3% of total revenues for the three months ended September 30, 2009 compared to 67.5% for the same period in 2008.

Total commission and fee income decreased 78.2% to $8.1 million in the third quarter of 2009 compared to $37 million in the third quarter of 2008. Commission and fee income decreased primarily due to our decision to not cede quota share brokerage premiums in 2009. Ceding commission revenue in 2009 represents commissions on ceded premiums earned from quota share reinsurance contracts written in 2008 and continuing to earn in 2009. Insurance services revenue decreased in the quarter because Tower ceased to produce business on behalf of CastlePoint Insurance Company subsequent to the acquisition of CastlePoint.

Net investment income increased by 165.9% to $21.7 million for the three months ended September 30, 2009 compared to $8.2 million for the same period in 2008. On a tax equivalent basis, the investment yield including cash was 5.6% as of September 30, 2009 compared to 5.5% as of September 30, 2008. New cash invested over the last six months has experienced lower yields as a result of tightening spreads combined with a low interest rate environment.

Net realized investment gains were $2.6 million for the three month period ending September 30, 2009 compared to losses of $2.7 million for the same period last year. Realized capital gains in 2009 were primarily from opportunistic sales of commercial mortgage-backed securities (CMBS) and corporate bonds, which were positively affected by spread tightening. Included in the 2009 net realized investment gains are approximately $11.7 million of credit related other-than-temporary impairments (OTTI) losses for the three months ended September 30, 2009. These OTTI losses related principally to CMBS and non agency residential mortgage-backed securities as a result of declining estimates for cash flows for specific investments.

Operating expenses were $81.9 million for the three months ended September 30, 2009 compared to $58.5 million for the same period in 2008.

For the Brokerage Insurance Segment, premiums on renewal business increased 3.2% in personal lines and decreased 0.6% in commercial lines, resulting in an overall increase of 0.8% during the third quarter of 2009. The retention rate on brokerage business was 91% for personal lines and 80% for commercial lines, resulting in a retention rate of 87% for all lines during the third quarter of 2009. Brokerage insurance premiums earned continued to increase, primarily due to the acquisitions of CastlePoint and Hermitage, which together added $53.2 million and $15.5 million in net premiums earned, respectively, for the three months ended September 30, 2009.

The Specialty Business Segment consists of program business written in Tower insurance subsidiaries and reinsurance business written in CastlePoint Re. The increase in specialty business premiums earned resulted primarily from the acquisition of CastlePoint, which added $32.3 million of net premiums earned for the three months ended September 30, 2009.

Additional Highlights and Disclosures:

2009 and 2010 Guidance

Tower expects fourth quarter 2009 operating earnings per share to be in a range of $0.86 to $0.96 per diluted share. For the full year 2009, Tower projects operating earnings per share to be in a range between $3.15 and $3.25 per diluted share. For 2010, Tower projects its operating earnings per share to be in a range between $3.50 and $3.70 per diluted share. Both 2009 and 2010 ranges include the effects of the pending SUA transaction.

Notes on Non-GAAP Financial Measures

(1) Operating income is a common performance measurement for insurance companies and excludes realized investment gains or losses and expenses related to the adoption of new accounting guidance related to business combinations. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. The Federal statutory tax rate of 35% was used to calculate the tax applicable to net realized gains or losses on investments and tax deductible acquisition-related transaction costs. Operating earnings per share is operating income divided by diluted weighted average shares outstanding. Operating return on equity is annualized operating income divided by average common stockholders’ equity.

(2) Gross premiums written through our insurance subsidiaries and produced as managing general agent on behalf of other insurance companies.

(3) For the three and nine month periods ending September 30, 2009, $1.6 million and $6.4 million, respectively, of acquisition-related transaction costs were not deemed deductible for tax purposes. The tax rate used to calculate the acquisition related transaction costs that were tax deductible was 35%.

Conference Call

Tower will host a conference call and webcast to discuss these results today at 10:00 a.m. ET. This conference call will be broadcast live over the Internet. To access a listen-only webcast over the Internet, please visit the Investor Information section of Tower Group, Inc.’s website, www.twrgrp.com, or use this link: http://investor.twrgrp.com/events.cfm

Please access the website at least 15 minutes prior to the call to register and to download any necessary audio software. If you are unable to participate during the live conference call, a webcast will be archived in the Investor Information section of Tower Group, Inc.'s website at www.twrgrp.com.

About Tower Group, Inc.

Tower Group, Inc. offers diversified property and casualty insurance products and services through its operating subsidiaries. Its insurance company subsidiaries offer insurance products to individuals and small to medium-sized businesses through its network of retail and wholesale agents and specialty business through program underwriting agents. Tower's insurance services subsidiaries provide underwriting, claims and reinsurance brokerage services to other insurance companies.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information visit Tower's website at http://www.twrgrp.com/

Tower has changed the presentation of its business results, beginning January 1, 2009, by allocating its previously reported insurance segment into brokerage insurance and specialty business, based on the way management organizes the segments for making operating decisions and assessing profitability. This will result in the reporting of three operating segments. The prior period segment disclosures have been restated to conform to the current presentation.

The Brokerage Insurance Segment offers a broad range of commercial lines and personal lines property and casualty insurance products to small to mid-sized businesses and individuals distributed through a network of retail and wholesale agents on both an admitted and non-admitted basis;

The Specialty Business Segment provides specialty classes of business through program underwriting agents. This segment also includes reinsurance solutions provided primarily to small insurance companies; and

The Insurance Services Segment provides underwriting, claims and reinsurance brokerage services to insurance companies.

Brokerage Insurance & Specialty Business Combined
($ in thousands)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	Change(%)	2009	2008	Change(%)
Revenues
Premiums earned
Gross premiums earned	$263,742	$150,510	75.2%	$747,440	$424,280	76.2%
Less: ceded premiums earned	(39,764)	(62,260)	-36.1%	(125,921)	(197,487)	-36.2%
Net premiums earned	223,978	88,250	153.8%	621,519	226,793	174.0%
Ceding commission revenue	6,932	18,432	-62.4%	27,674	60,577	-54.3%
Policy billing fees	930	485	91.8%	2,171	1,446	50.1%
Total	231,840	107,167	116.3%	651,364	288,816	125.5%
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	126,470	70,120	80.4%	390,950	207,201	88.7%
Less: ceded loss and loss adjustment expenses	(5,632)	(26,213)	-78.5%	(60,029)	(89,074)	-32.6%
Net loss and loss adjustment expenses	120,838	43,907	175.2%	330,921	118,127	180.1%
Underwriting expenses
Direct commission expense	50,241	28,556	75.9%	148,575	76,658	93.8%
Other underwriting expenses	30,956	17,920	72.7%	84,562	54,060	56.4%
Total underwriting expenses	81,197	46,476	74.7%	233,138	130,718	78.4%
Underwriting profit	$29,806	$16,784	77.6%	$87,305	$39,971	118.4%

Key Measures
Premiums written
Gross premiums written	$282,800	$157,207	79.9%	$743,485	$458,282	62.2%
Less: ceded premiums written	(24,151)	(42,592)	-43.3%	(62,754)	(192,687)	-67.4%
Net premiums written	$258,648	$114,615	125.7%	$680,730	$265,595	156.3%

Loss Ratios
Gross	48.0%	46.6%		52.3%	48.8%
Net	54.0%	49.8%		53.2%	52.1%
Accident Year Loss Ratios
Gross	54.1%	52.4%		54.3%	51.6%
Net	54.1%	53.3%		54.3%	54.1%
Underwriting Expense Ratios
Gross	30.4%	30.6%		30.9%	30.5%
Net	32.7%	31.2%		32.7%	30.3%
Combined Ratios
Gross	78.4%	77.1%		83.2%	79.3%
Net	86.7%	81.0%		86.0%	82.4%

Brokerage Insurance Segment Information
($ in thousands)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	Change(%)	2009	2008	Change(%)
Revenues
Premiums earned
Gross premiums earned	$205,094	$124,191	65.1%	$569,200	$375,124	51.7%
Less: ceded premiums earned	(31,242)	(41,595)	-24.9%	(94,485)	(159,526)	-40.8%
Net premiums earned	173,852	82,596	110.5%	474,715	215,598	120.2%
Ceding commission revenue	3,908	11,259	-65.3%	20,461	48,150	-57.5%
Policy billing fees	930	485	91.8%	2,171	1,446	50.1%
Total	178,690	94,340	89.4%	497,346	265,194	87.5%
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	95,221	54,962	73.2%	290,410	178,768	62.5%
Less: ceded loss and loss adjustment expenses	(1,369)	(14,268)	-90.4%	(40,900)	(67,073)	-39.0%
Net loss and loss adjustment expenses	93,852	40,694	130.6%	249,510	111,695	123.4%
Underwriting expenses
Direct commission expenses	35,767	20,860	71.5%	108,236	62,857	72.2%
Other underwriting expenses	27,504	16,713	64.6%	73,603	52,033	41.5%
Total underwriting expenses	63,271	37,573	68.4%	181,840	114,890	58.3%
Underwriting profit	$21,567	$16,073	34.2%	$65,997	$38,609	70.9%

Key Measures
Premiums written
Gross premiums written	$205,451	$117,625	74.7%	$571,111	$370,876	54.0%
Less: ceded premiums written	(13,418)	(11,872)	13.0%	(37,654)	(125,600)	-70.0%
Net premiums written	$192,033	$105,753	81.6%	$533,457	$245,276	117.5%

Loss Ratios
Gross	46.4%	44.3%		51.0%	47.7%
Net	54.0%	49.3%		52.6%	51.8%
Accident Year Loss Ratios
Gross	54.6%	51.3%		53.5%	50.7%
Net	54.0%	53.1%		53.7%	53.9%
Underwriting Expense Ratios
Gross	30.4%	29.9%		31.6%	30.2%
Net	33.6%	31.3%		33.5%	30.3%
Combined Ratios
Gross	76.8%	74.1%		82.6%	77.9%
Net	87.6%	80.5%		86.1%	82.1%

Specialty Business Segment Information
($ in thousands)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	Change(%)	2009	2008	Change(%)
Revenues
Premiums earned
Gross premiums earned	$58,648	$26,319	122.8%	$178,241	$49,156	262.6%
Less: ceded premiums earned	(8,521)	(20,665)	-58.8%	(31,437)	(37,961)	-17.2%
Net premiums earned	50,127	5,654	786.6%	146,804	11,195	1211.3%
Ceding commission revenue	3,024	7,173	-57.8%	7,213	12,427	-42.0%
Total	53,150	12,827	314.4%	154,018	23,622	552.0%
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	31,248	15,158	106.1%	100,541	28,433	253.6%
Less: ceded loss and loss adjustment expenses	(4,263)	(11,945)	-64.3%	(19,129)	(22,001)	-13.1%
Net loss and loss adjustment expenses	26,985	3,213	739.9%	81,411	6,432	1165.7%
Underwriting expenses
Direct commission expense	14,474	7,696	88.1%	40,339	13,801	192.3%
Other underwriting expenses	3,452	1,207	186.0%	10,959	2,027	440.6%
Total underwriting expenses	17,926	8,903	101.3%	51,298	15,828	224.1%
Underwriting profit	$8,239	$711	1058.8%	$21,309	$1,362	1464.5%

Key Measures
Premiums written
Gross premiums written	$77,349	$39,582	95.4%	$172,373	$87,406	97.2%
Less: ceded premiums written	(10,733)	(30,720)	-65.1%	(25,100)	(67,087)	-62.6%
Net premiums written	$66,616	$8,862	651.7%	$147,274	$20,319	624.8%

Loss Ratios
Gross	53.3%	57.6%		56.4%	57.8%
Net	53.8%	56.8%		55.5%	57.5%
Accident Year Loss Ratios
Gross	52.5%	57.6%		56.7%	57.8%
Net	54.3%	56.8%		56.4%	57.5%
Underwriting Expense Ratios
Gross	30.6%	33.8%		28.8%	32.2%
Net	29.7%	30.6%		30.0%	30.4%
Combined Ratios
Gross	83.8%	91.4%		85.2%	90.0%
Net	83.6%	87.4%		85.5%	87.8%

Insurance Services Segment Results of Operations
($ in thousands)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	Change(%)	2009	2008	Change(%)
Revenue
Direct commission revenue from managing general	$(270)	$15,286	-101.8%	$2,013	$35,353	-94.3%
Claims administration revenue	71	1,606	-95.6%	1,053	3,576	-70.6%
Other administration revenue	53	846	-93.7%	469	2,426	-80.7%
Reinsurance intermediary fees	417	255	63.5%	718	540	33.0%
Policy billing fees	(59)	99	-160.0%	20	271	-92.6%
Total revenue	212	18,092	-98.8%	4,273	42,166	-89.9%
Expenses
Direct commission expenses paid to producers	56	6,857	-99.2%	1,672	15,382	-89.1%
Other insurance services expenses	(14)	3,225	-100.4%	1,025	7,970	-87.1%
Claims expense reimbursement to TICNY	71	1,606	-95.6%	1,053	3,576	-70.6%
Total	113	11,688	-99.0%	3,750	26,928	-86.1%
Insurance services pre-tax income	$99	$6,404	-98.4%	$523	$15,238	-96.6%

Premiums produced by TRM on behalf of issuing companies	$318	$46,616	-99.3%	$11,526	$106,006	-89.1%

Tower Group, Inc.
Consolidated Balance Sheets

	(Unaudited)
	September 30,	December 31,
($ in thousands, except par value and share amounts)	2009	2008
Assets
Fixed-maturity securities, available-for-sale, at fair value (amortized cost of $1,324,067 and $581,470)	$1,387,011	$530,159
Equity securities, available-for-sale, at fair value (cost of $79,089 and $12,726)	76,097	10,814
Short-term investments, available-for-sale, at fair value (cost of $17,188)	17,188	-
Total investments	1,480,296	540,973
Cash and cash equivalents	150,625	136,253
Receivable for securities	67,778	3,542
Investment income receivable	17,283	6,972
Premiums receivable	229,086	188,643
Reinsurance recoverable on unpaid losses	105,053	222,229
Reinsurance recoverable on paid losses	18,833	50,377
Prepaid reinsurance premiums	38,731	153,650
Deferred acquisition costs, net of deferred ceding commission revenue	151,696	53,080
Deferred income taxes	30,943	36,207
Intangible assets	38,028	20,464
Goodwill	236,407	18,962
Fixed assets, net of accumulated depreciation	49,994	39,038
Investment in unconsolidated affiliate	-	29,293
Other assets	26,678	38,698
Total assets	$2,641,431	$1,538,381
Liabilities
Loss and loss adjustment expenses	$827,946	$534,991
Unearned premium	532,076	$328,847
Reinsurance balances payable	34,232	134,598
Payable to issuing carriers	66	47,301
Funds held under reinsurance agreements	14,865	20,474
Accounts payable, accrued liabilities and other liabilities	77,513	35,930
Subordinated debentures	235,058	101,036
Total liabilities	1,721,756	1,203,177
Stockholders' equity
Common stock ($0.01 par value; 100,000,000 shares authorized, 40,560,948 and 23,408,145 shares issued, and 40,479,611 and 23,339,470 shares outstanding)	405	234
Treasury stock (81,337 and 68,675 shares)	(1,365)	(1,026)
Paid-in-capital	643,652	208,094
Accumulated other comprehensive income (loss)	38,969	(37,498)
Retained earnings	238,014	165,400
Total stockholders' equity	919,675	335,204
Total liabilities and stockholders' equity	$2,641,431	$1,538,381

Tower Group, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended		Nine Months Ended
($ in thousands, except	September 30,		September 30,
per share and share amounts)	2009	2008	2009	2008
Revenues
Net premiums earned	$223,978	$88,249	$621,519	$226,793
Ceding commission revenue	6,933	18,432	27,674	60,577
Insurance services revenue	270	17,993	4,253	41,896
Policy billing fees	871	583	2,191	1,716
Net investment income	21,733	8,174	53,683	26,335
Net realized (losses) gains
Other-than-temporary impairments	(19,451)	(5,606)	(34,322)	(16,335)
Portion of loss recognized in accumulated other comprehensive income (loss)	7,761	-	15,278	-
Other net realized investment gains	14,245	2,922	21,369	7,055
Total net realized investment (losses) gains	2,555	(2,684)	2,325	(9,280)
Total revenues	256,340	130,747	711,645	348,037
Expenses
Loss and loss adjustment expenses	120,839	43,907	330,922	118,127
Direct and ceding commission expense	50,289	35,406	150,238	92,040
Other operating expenses	31,631	23,060	89,794	66,917
Acquisition-related transaction costs	1,987	-	13,335	-
Interest expense	5,055	2,110	13,497	6,593
Total expenses	209,801	104,483	597,786	283,677
Other Income (expense)
Equity income (loss) in unconsolidated affiliate	-	(820)	(777)	700
Gain on investment in acquired unconsolidated affiliate	-	-	7,388	-
Income before income taxes	46,539	25,444	120,470	65,060
Income tax expense	16,561	8,728	41,888	23,321
Net income	$29,978	$16,716	$78,582	$41,739
Gross unrealized investment holding gains/ (losses) arising during periods	$67,113	$(31,732)	$115,672	$(54,201)
Cumulative effect of adjustment resulting from adoption of new accounting guidance	-	-	(2,497)	-
Equity in net unrealized gains (losses) on investment in unconsolidated affiliate's investment portfolio	-	(1,615)	3,124	(2,722)
Less: reclassification adjustment for (gains) losses included in net income	(2,555)	2,684	(2,325)	9,280
Income tax benefit (expense) related to items of other comprehensive income	(20,934)	10,732	(37,507)	16,675
Comprehensive net income	$73,602	$(3,215)	$155,049	$10,771
Basic and diluted earnings per share
Basic—Common stock:
Distributed	$0.07	$0.05	$0.19	$0.15
Undistributed	0.67	0.67	1.86	1.64
Total	$0.74	$0.72	$2.05	$1.79
Diluted	$0.74	$0.71	$2.04	$1.78
Weighted average common shares outstanding
Basic	40,481,517	23,293,783	38,247,867	23,281,200
Diluted	40,701,217	23,490,053	38,462,320	23,475,645
Dividends declared and paid per common share	$0.07	$0.05	$0.19	$0.15

CONTACT:
Tower Group, Inc.
Thomas Song, 212-655-4789
Managing Vice President
tsong@twrgrp.com